EXHIBIT 10.27

CRESS & COMPANY

MASTER SERVICES AGREEMENT

THIS AGREEMENT (this "Agreement") is made as of December 8th, 2015 (the "Effective Date") by and between BLOG INK LLC (DBA Cress & Company), a limited liability company organized under the laws of the State of New York with a place of business at 317 E. 14th St., Suite #4B, New York, NY 10003 ("Cress") and ehāve, Inc., a corporation organized under the laws of Canada with a place of business at 250 University Avenue, Suite 200, Toronto, ON M5H 3E5, Canada ("Company").

Cress & Company is a consulting firm that delivers solutions tailored to the needs of each client. This Agreement describes the terms and conditions under which Cress will provide consulting services to Company.

1.     Agreement Structure

This Agreement is structured as a "master" agreement and consists of the general terms and conditions set forth in this document, as well as written statements describing the terms and conditions of each individual work engagement (each, a "Statement of Work" or "SOW"). Each SOW will be deemed governed by this Agreement automatically. In the event of any conflict between the general terms and conditions set forth in this document and an SOW, the SOW will control.

2.     Payment Terms

Cress will send invoices for Fees in the form of invoices. Company agrees to pay all invoices within thirty (30) days of the invoice date. Without limiting the other remedies available to Cress, if any invoice is more than fifteen (15) days overdue, and Company's failure to pay is not corrected within five (5) days of Company's receipt of written notice of such failure, then Cress may suspend the Services upon written notice to Company. In such event, Company acknowledges that re-activation of the Services may require equitable adjustment of the payment Schedule.

3.     Term of Service

The term of this Agreement will commence on the Effective Date and will remain in effect until terminated in writing.

4.     Indemnification

The Company shall be solely responsible for its products, the content of its website, its IR/PR communications, and its advertising materials, and any claims it makes about its products or its business, and any losses related to the aforementioned, and shall, at its sole cost and expense, defend and indemnify Cress and hold Cress harmless from and against any claims, loss, suit, liability or judgment, including reasonable attorney's fees and costs, arising out of, or in connection with Company's products, website, IR/PR communications or advertising published/aired hereunder, including, without limitation, for any violations of securities laws or regulations, misrepresentations, false advertising, libel, slander, violation of right of privacy, plagiarism, infringement of copyright or other intellectual property interest, except in the case of Cress's unauthorized or negligent use of any information prepared by Company.

317 East 14th Street, 4th Floor, New York, NY 10003, info@cress.co, 212-203-5251

CRESS & COMPANY

In connection with the engagement of Cress to assist the Company, the Company understands and acknowledges that Cress may use and rely upon and further disseminate information created or provided by the Company, including but not limited to publicly available information such as information contained in the Company's SEC filings, press releases, and on the Company's website.

5.     Limitation of Liability

In the event of an error/omission in Services, Cress's liability shall be limited to re-performing the particular Service. Under no circumstances shall Cress be liable for any consequential damages, of any kind to the Company, Company's Clients, Company's Partners or Company's Affiliates, including without limitation, lost profits.

Company acknowledges that Cress has set its rates and entered into this Agreement in reliance upon the limitations of liability and damages set forth herein, and that the same form an essential basis of the bargain between the parties. Company acknowledges that there is no guarantee of specific result in connection with the Services unless expressly stated otherwise in a Scope of Work.

COMPANY WARRANTS THAT IT HAS ALL REQUISITE LEGAL AND CORPORATE POWER TO ENTER INTO, EXECUTE AND DELIVER THIS AGREEMENT.

6.     Confidential Information

All information supplied by one party to the other party shall be given in confidence. Neither party shall disclose any such information to any third party without prior written consent of the other party. Both parties shall take such precautions, contractual or otherwise, as shall be reasonably necessary to prevent unauthorized disclosure of such information by their employees during the term of this Agreement and for a period of two (2) years thereafter.

7.     Entire Agreement

This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes any and all prior agreements or understandings, written or oral, between the parties related to the subject matter hereof. No modification of this Agreement shall be valid unless made in writing and signed by both of the parties hereto.

8.     Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to conflict of laws principles.

9.     Waiver

The waiver by either party of any breach or failure to enforce any of the terms and conditions of this Agreement at any time shall not in any way affect, limit, or waive such party's right thereafter to enforce and compel strict compliance with every term and condition of this Agreement.

317 East 14th Street, 4th Floor, New York, NY 10003, info@cress.co, 212-203-5251

CRESS & COMPANY

10.   No Right to Assign

Neither party has the right to assign, sell, modify, or otherwise alter this Agreement, except upon the express written advance approval of the other party, which consent can be withheld for any reason.

11.   Further Assurances

At any time or from time to time after any issuance of securities, the parties agree to cooperate with each other, and at the request of the other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of such issuance.

12.   Severability

The parties agree to replace any such invalid or unenforceable provision with a new provision that has the most nearly similar permissible economic and legal effect.

13.   Force Majeure

Except for the obligation to pay money, neither party shall be liable to the other party for any failure or delay in performance caused by acts of God, fires, floods, strikes, whether legal or illegal, water damage, riots, epidemics or any other causes beyond such party's reasonable control, and such failure or delay will not constitute a breach of this Agreement.

14.   Attorney's Fees

In the event any party to this Agreement employs an attorney to enforce any of the terms of the Agreement, the prevailing party shall be entitled to recover its actual attorney's fees and costs, including expert witness fees.

Signature Page to Follow

317 East 14th Street, 4th Floor, New York, NY 10003, info@cress.co, 212-203-5251
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CRESS & COMPANY

The parties represent and warrant that, on the date first written above, they are authorized to enter into this Agreement in its entirety and duly bind their respective principals by their signatures below.

EX ECUTED as of the date first written above.

BLOG INK LLC (" Cress & Company")

Date signed: 12/08/2015	By:	/s/ Douglas Cress
	Name:	Douglas Cress
	Title:	Principal

ehave, Inc. ("Company")

Date signed: 12/09/2015	By:	/s/ Scott Woodrow
	Name:	Scott Woodrow
	Title:	CEO

317 East 14th Street, 4th Floor, New York, NY 10003, info@cress.co, 212-203-5251
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CRESS & COMPANY

STATEMENT OF WORK

THIS STATEMENT OF WORK (this "SOW") is made as of December 8th, 2015 (the "Effective Date") by and between BLOG INK LLC ("Cress") and EHAVE, INC. ("Company"). This SOW incorporates by reference the terms and conditions contained in the Master Services Agreement dated December 8th, 2015 by and between Cress and Company (the "Agreement"). The terms and conditions of the Agreement govern this SOW.

Service Start Date: 12/08/2015

Target Delivery Date:1/30/2016

SERVICES AND DELIVERABLES

Cress will provide the following services in connection with helping ehave improve its public and investor relations communications.

Investor Presentation

A good investor presentation is the best tool to quickly communicate the ehave story to prospective investors. The presentation will most often be read without the guidance of management and needs enough language and text to provide context.

Investor Presentation Deliverables
Audit and Revision
Deck Redesign to Match Look and Feel of Website
Two Rounds of Revisions

Fact Sheet

The investor fact sheet offers a simplified snapshot of ehave, the ADHD market, products in development, and the opportunity. The design of the Fact Sheet should be consistent with that of the Investor Presentation and also of the Website.

Fact Sheet Deliverables
Fact Sheet Creation and design
Two Rounds of Revisions

317 East 14th Street, 4th Floor, New York, NY 10003, info@cress.co, 212-203-5251
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CRESS & COMPANY

Company Website

The website is the most important component of any public or investor relations campaign. It provides a one-stop-shop for analysts, media, investors, and healthcare providers to learn about ehave and the opportunity in a highly controlled manner. We will oversee the ground-up redevelopment of ehave.net (or ehave.co). In addition to creating the website and coordinating content development efforts, we will provide best-in-class hosting as well as ongoing maintenance and support.

Corporate Website Deliverables
Web Development and Design
Digital Strategy Consulting
Information Architecture
Design (Responsive to Ensure Compatibility with Desktops,Tablets, and Mobile)
Integration of Social Media
Copy
Stock Photography Selection and Purchase
Website Coding (Front-End)
Website Coding (Back-End)
Quality Assurance
Deployment
Analytics and Reporting Tools

IR Website (Fully Maintained)
IR Overview
News / Events (Press Releases, Media Placements, IR Calendar)
Company Info (Profile, Management Team,IR Contacts, FAQ)
Stock Info (Detailed Quote, Charts, Historical Data)
Financial Info (Financials, Quarterly Reports, Annual Reports, Conference Calls)
Corporate Governance (Board of Directors, Committee Charters, Committee Compositions)
SEC Filings (All SEC Filings, SEC Summary)

Hosting and Maintenance
Ongoing Content Changes / Updates / Reasonable Enhancements
Hosting on Dedicated Server Array with Integrated Content Delivery Network (CDN)
Programmatic caching to minimize page load times
Daily Backups

Analytics and Reporting
Weekly Analytics Reports and Traffic Analysis / Consultations
ActionData Visitor Insights

317 East 14th Street, 4th Floor, New York, NY 10003, info@cress.co, 212-203-5251
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CRESS & COMPANY

Video Production

Helping analysts, media, and investors 'get to know' management via video is an effective strategy to build trust and confidence while communicating the ehave story in a few minutes.

Video ProductionDeliverables
One Complete Video
One Half-Day of Shooting (New York City)
Scripting of Interviews
Videographer, Producer, HD Camera, Lights, Audio Equipment, and Makeup
Editing of Interview with Any Additional Existing Material (B-Roil, Photos, PowerPoint Slides)
Delivery as High Resolution QuickTime File
Hosting and Analytics

Photography

We will edit available photographs to create professional portraiture for key management.

Management Photos
Photo Editing and Correction for Consistency
Delivery as High Resolution file

317 East 14th Street, 4th Floor, New York, NY 10003, info@cress.co, 212-203-5251
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CRESS & COMPANY

Integrated Communications

Our integrated approach uses multiple communication platforms in a coordinatedfashion to help ehave build a well-informed following of investors, media, and other influencers. We nurture prospects by regularly communicating ehave developments using the website,email,socialmedia, and digital display advertising.

Integrated Communications Deliverables
Blog
Formatting and Placement of Communications
Email
Template Design
Ongoing Distribution
List Management (Double Opt-in Confirmation, Subscriptions and Unsubscriptions)
SocialMedia
Content Setup
CRM System Management
Distribution of Communications Across All Accounts
Remarketing with Digital Display
Beacon Placement
Ad Unit Creative {300x250 and 160x600)
Ad Inventory Purchase
Monitoring and Optimization

317 East 14th Street, 4th Floor, New York, NY 10003, info@cress.co, 212-203-5251
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CRESS & COMPANY

FEES AND PAYMENT T ERMS

Compensation for the Services and Deliverables described in this SOW include Upfront Fees and Ongoing Fees.

Upfront Cash Fee

•	$15,000 (Fifteen Thousand Dollars) Cash payable in two tranches according to the following schedule:

a.	$10,000 (Twenty Thousand Dollars) on December 15th, 2015

b.	$5,000 (Fifteen Thousand Dollars) on January 15th, 2015

Upfront Equity Fee

•

500,000 (Five Hundred Thousand) Common Stock Options ("CSO") granted in three tranches according to the following schedule,with immediate vesting and cashless exercise provisions, and issued to Douglas Cress, an individual, on the terms and subject to the conditions set forth in Appendix A:

a.	250,000 (Two Hundred and Fifty Thousand) on December 15st, 2015 with a Strike Price of $.0409 per share

b.	125,000 (One hundred twenty five thousand) on May lst, 2016 with a Strike Price of $.0818 per share

c.	125,000 (One hundred twenty five thousand) on January 31, 2017 with a Strike Price of $.0818. per share

Ongoing Cash Fee

•	$5,000.00 (Five Thousand Dollars) per Month payable according to the following schedule:

a.	$5,000.00 (Five Thousand Dollars) on February 15th, 2016

b.	$5,000.00 (Five Thousand Dollars) on March 15th, 2016

c.	$5,000.00 (Five Thousand Dollars) on April 15th, 2016

d.	$5,000.00 (Five Thousand Dollars) on May 15th, 2016

e.	$5,000.00 (Five Thousand Dollars) on June 15th, 2016

f.	$5,000.00 (Five Thousand Dollars) on July 15th, 2016

g.	$5,000.00 (Five Thousand Dollars) on August 15th, 2016

h.	$5,000.00 (Five Thousand Dollars) on September 15th, 2016

i.	$5,000.00 (Five Thousand Dollars) on October 15th, 2016

j.	$5,000.00 (Five Thousand Dollars) on November 15th, 2016

k.	$5,000.00 (Five Thousand Dollars) on December 15th,2016

I.	$5,000.00 (Five Thousand Dollars) on January 15th, 2017

Signature Page to Follow

317 East 14th Street, 4th Floor, New York, NY 10003, info@cress.co, 212-203-5251
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CRESS & COMPANY

The parties represent and warrant that, on the date first written above, they are authorized to enter into this Agreement in its entirety and duly bind their respective principals by their signatures below.

EXECUTED as of the date first written above.

BLOG INK LLC (" Cress & Company")

Date signed: 12/08/2015	By:	/s/ Douglas Cress
	Name:	Douglas Cress
	Title:	Principal

ehave, Inc. ("company")

Date signed:	By:	/s/ Scott Woodrow
	Name:	Scott Woodrow
	Title:	CEO

317 East 14th Street, 4th Floor, New York, NY 10003, info@cress.co, 212-203-5251
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CRESS & COMPANY

APPENDIX A -  Form of Stock Option amounts Pending

317 East 14th Street, 4th Floor, New York, NY 10003, info@cress.co, 212-203-5251

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